KIRKPATRICK & LOCKHART LLP
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                                  May 28, 1999

Legg Mason Special Investment Trust, Inc.
100 Light Street
Baltimore, MD 21202

Dear Sir or Madam:

      We hereby consent to the incorporation by reference of our opinion dated December 12, 1985, regarding certain matters in connection with the issuance of shares by Legg Mason Special Investment Trust, Inc. ("Company"), in Post-Effective Amendment No. 19 to the Company's Registration Statement, to be filed with the Securities and Exchange Commission on May 28, 1999. We also consent to the reference to our firm under the caption "The Corporation's Legal Counsel" in the Statement of Additional Information.

                                   Sincerely,

                                    KIRKPATRICK & LOCKHART LLP

                                    By: /s/ Arthur C. Delibert
                                        ----------------------
                                            Arthur C. Delibert